UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2024

Carrols Restaurant Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33174	83-3804854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street,
Syracuse, New York 13203
(Address of Principal Executive Offices, and Zip Code)

(315) 424-0513
Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR Sec.230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR Sec.240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 14, 2024, Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider the proposals set forth in the definitive proxy statement of the Company filed with the U.S. Securities and Exchange Commission on April 12, 2024, as supplemented on May 6, 2024 (as supplemented, the “Proxy Statement”), related to the Agreement and Plan of Merger (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”) by and among the Company, Restaurant Brands International Inc., a corporation existing under the laws of Canada (“Parent”), and BK Cheshire Corp., a Delaware corporation and subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a subsidiary of Parent.

As of April 8, 2024, the record date for the Special Meeting, there were (i) 54,928,578 shares of common stock of the Company, par value $0.01 per share (“Carrols Common Stock”), outstanding and entitled to vote at the Special Meeting (on a fully diluted basis with respect to shares entitled to vote and without giving effect to the conversion of the Series D Convertible Preferred Stock of the Company) and (ii) 100 shares of Series D Convertible Preferred Stock of the Company, par value $0.01 per share, issued and outstanding, each of which is convertible into 94,145.80 shares of Carrols Common Stock, or an aggregate of 9,414,580 shares of Carrols Common Stock, and which votes with the Carrols Common Stock on an as-converted basis. Therefore, the total number of Carrols capital stock entitled to vote at the Special Meeting was 64,343,158 shares. At the Special Meeting, a total of 49,186,191 shares of Carrols capital stock, representing approximately 76.44% of the Carrols capital stock outstanding and entitled to vote, were present virtually or by proxy, constituting a quorum to conduct business.

At the Special Meeting the following proposals were considered:

(1)	the proposal to approve the adoption of the Merger Agreement (the “Merger Proposal”); and
(2)
the proposal to approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Carrols to its named executive officers in connection with the merger of Merger Sub with and into Carrols (the “Compensation Proposal”).

The Merger Proposal and the Compensation Proposal were approved by the requisite votes of the Company’s stockholders. Approval of the Merger Proposal required the affirmative vote of the holders of (1) a majority of the voting power of the outstanding capital stock of the Company entitled to vote thereon, voting together as a single class (the “Majority Vote”), and (2) a majority of the outstanding Carrols Common Stock held by the Unaffiliated Company Stockholders (as defined in the Merger Agreement) (the “Unaffiliated Company Stockholder Vote”). Approval of the Compensation Proposal required the affirmative vote of a majority of the voting power of the Carrols capital stock present at the Special Meeting or represented by proxy and entitled to vote thereon, voting together as a single class. The final voting results for each proposal are described below. For more information on each of these proposals, please refer to the Proxy Statement.

Proposal 1 – Merger Proposal

Majority Vote:
Votes For	Votes Against	Abstentions
49,011,315	89,698	85,178

Unaffiliated Company Stockholder Vote:
Votes For	Votes Against	Abstentions
37,488,714	89,698	85,178

Proposal 2 – Compensation Proposal
Votes For	Votes Against	Abstentions
41,304,231	7,365,845	516,115

No other matters were submitted for stockholder action at the Special Meeting.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Jared L. Landaw
Name:	Jared L. Landaw
Title:	Senior Vice President, General Counsel and Secretary

Dated: May 15, 2024